UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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SWS Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SWS GROUP, INC.

Notice of Annual Meeting

and Proxy Statement

October 12, 2005

Dear Stockholder:

This year’s annual stockholders’ meeting will be held in the Century Ballroom at the Adolphus Hotel, 1321 Commerce Street, Dallas, Texas 75202, at noon, local time, on Tuesday, November 29, 2005. Lunch will be served.

The enclosed materials include the notice of annual meeting, the proxy statement describing the business to be transacted at the meeting and a proxy card for you to complete and return to us.

We will be reporting on the company’s activities, and you will have an opportunity to ask questions about our operations. We hope you are planning to attend the annual meeting personally, and we look forward to seeing you. However, it is important that your shares be represented at the annual meeting whether or not you are able to attend in person. Accordingly, please return the enclosed proxy card as soon as possible to ensure your shares are represented. If you do attend the annual meeting, you may, of course, withdraw your proxy if you want to vote in person.

On behalf of our Board of Directors and our management, we would like to thank you for your continued support and confidence.

Sincerely yours,

/s/ DON A. BUCHHOLZ	/s/ DONALD W. HULTGREN
Don A. Buchholz	Donald W. Hultgren
Chairman of the Board	Chief Executive Officer

Enclosure

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD NOVEMBER 29, 2005

We will hold this year’s annual stockholders’ meeting on Tuesday, November 29, 2005, at noon, local time, in the Century Ballroom at the Adolphus Hotel, 1321 Commerce Street, Dallas, Texas 75202.

At the meeting, we will ask you to consider and vote on the following proposals:

1.	the election of seven directors to serve until the next annual meeting; and

2.	the transaction of such other business as may properly come before the meeting or any adjournment thereof.

If you were a stockholder at the close of business on September 30, 2005, you are entitled to receive notice of, and vote at, the annual meeting and any adjournments thereof.

It is important that your shares be represented at the annual meeting. For that reason, we ask that you promptly sign, date and mail the enclosed proxy card in the return envelope provided. If you attend the annual meeting, you may revoke your proxy and vote in person. To help us prepare properly for your attendance at the annual meeting, we ask that you indicate on your proxy card whether you plan to attend the meeting and luncheon.

By Order of the Board of Directors,

/s/ ALLEN R. TUBB
Allen R. Tubb
Vice President, General Counsel and Secretary

Dallas, Texas

October 12, 2005

-i-

SWS GROUP, INC.

1201 Elm Street, Suite 3500

Dallas, Texas 75270

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 29, 2005

We are providing this proxy statement and the accompanying notice of annual meeting and proxy card to our stockholders in connection with the solicitation of proxies by our Board of Directors for use at our 2005 Annual Meeting of Stockholders to be held in the Century Ballroom at the Adolphus Hotel, 1321 Commerce Street, Dallas, Texas 75202, on Tuesday, November 29, 2005 at noon, local time and at any adjournments or postponements thereof.

On or about October 12, 2005, we began mailing the proxy materials to everyone who was a stockholder of record on September 30, 2005. If you received more than one proxy statement, your shares are probably registered differently or are in more than one account. Please vote each proxy card that you received.

At the annual meeting, our stockholders will be asked to consider and vote on the following:

•	the election of seven directors to serve until the next annual meeting; and

•	the transaction of such other business as may properly come before the meeting or any adjournment thereof.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Voting Securities

All stockholders of record at the close of business on September 30, 2005 are entitled to vote on matters presented at the annual meeting or any adjournment thereof. At the close of business on September 30, 2005, there were 17,406,915 shares of our common stock issued and outstanding and entitled to vote.

Election of Directors

Votes may be cast in favor of, or withheld from, a director nominee. Votes that are withheld from any director nominee will be counted in determining whether a quorum has been reached but will not affect the outcome of the vote.

Assuming a quorum is present, nominees must receive the affirmative vote of a plurality of the votes cast in order to be elected to our Board. A plurality means receiving more votes than any opposing candidate regardless of whether that is a majority of the votes cast.

In the election of directors, stockholders are not entitled to cumulate their votes or to vote for a greater number of persons than the number of nominees named in this proxy statement.

Other Matters

The approval of other matters that may properly come before the annual meeting will be determined by the affirmative vote of a majority of our common stock represented at the annual meeting and entitled to vote, assuming a quorum is present.

Stockholder Voting

In addition to voting at the annual meeting, you may mark your selections on the enclosed proxy card, date and sign the card and return the card in the enclosed envelope. We encourage you to complete and submit the proxy card even if you plan to attend the annual meeting in person.

Please understand that voting by means of the proxy card has the effect of appointing Don A. Buchholz, our Chairman, and Donald W. Hultgren, our Chief Executive Officer, as your proxies. They are required to vote on the proposal described in this proxy statement exactly as you have instructed them to vote. However, if any other matter requiring a stockholder vote is properly raised at the meeting, then Messrs. Buchholz and Hultgren will be authorized to use their discretion to vote such issues on your behalf.

Abstentions

Any stockholder who is present at the annual meeting, either in person or by proxy, who abstains from voting, will still be counted for purposes of determining whether a quorum exists. An abstention will have the effect of a vote against any matter requiring the affirmative vote of a majority of the shares entitled to vote at the annual meeting. An abstention will not be counted as an affirmative or negative vote in the election of directors.

Broker “Non-Votes”

If your shares are held in a brokerage account and you do not vote, your brokerage firm could:

•	vote your shares, if permitted by applicable rules; or

•	leave your shares unvoted.

Under applicable rules, brokers who hold shares in street name have the authority to vote on routine matters, such as the election of directors, as recommended by the Board, if they do not receive contrary voting instructions from the beneficial owners. However, brokers do not have the authority to vote on non-routine matters requiring approval of a majority of the shares present and entitled to vote, unless they have received voting instructions from the beneficial owners.

Such broker non-votes are considered present for purposes of determining the existence of a quorum, but will not be counted in determining the number of votes cast for a proposal. Therefore, broker non-votes will not impact the outcome of the vote on any proposal.

Revocability of Proxies

You may revoke your proxy at any time before the annual meeting for any reason. To revoke your proxy before the meeting, write to our Corporate Secretary at SWS Group, Inc., 1201 Elm Street, Suite 3500, Dallas, Texas 75270. You may also come to the annual meeting and change your vote in writing. Merely attending the annual meeting does not revoke your proxy.

Expenses

This proxy solicitation is made by the Board of Directors on behalf of the Company. We will bear all expenses in connection with this solicitation, including the cost of preparing, printing and mailing proxy materials. Proxies may be solicited by directors, officers and other employees, by telephone or otherwise, without additional compensation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our common stock and will reimburse those brokerage firms, nominees, custodians and fiduciaries and our transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.

OUR COMPANY

We are a full-service securities and banking firm delivering a broad range of investment, commercial banking and related financial services to our clients, which include individual, corporate and institutional investors, broker/dealers, governmental entities and financial intermediaries. We are a Delaware corporation and were incorporated in 1972. Our principal executive offices are located at 1201 Elm Street, Suite 3500, Dallas, Texas 75270. Our telephone number is (214) 859-1800 and our company website is www.swsgroupinc.com.

PROPOSAL ONE

ELECTION OF DIRECTORS

We will vote on the election of seven members of our Board of Directors at the annual meeting. Unless otherwise instructed, the proxy holders will vote their proxies for the seven nominees named below. Each person will serve as a director until the next annual meeting.

Each of the persons nominated for election to the Board is a current member of the Board and has agreed to stand for re-election. To our knowledge, each of the nominees intends to serve the entire term for which election is sought. At this time, we do not anticipate that any nominee will be unable or unwilling to serve as a director.

Mr. J. Jan Collmer and Mr. Ronald W. Haddock resigned from our Board in November 2004 and August 2005, respectively, to pursue other business commitments. Mr. Jobe was elected in July 2005 to fill the vacancy created by Mr. Collmer’s resignation. Our by-laws authorize a board comprised of three to eleven directors. The Board is currently comprised of seven directors and one vacancy.

The Nominating/Corporate Governance Committee is currently in the process of identifying qualified candidates to fill the vacancy on the Board. Due to the timing of Mr. Haddock’s resignation, the Nominating/Corporate Governance Committee, as of the date of this Proxy Statement, has not completed its search and has not recommended to the Board a nominee to fill the vacancy for inclusion in this Proxy Statement. Proxies cannot be voted for a greater number of persons for membership on the Board than the number of nominees listed below.

Nominees For Director

Our Board of Directors has nominated the persons listed below for election to the Board. There are no arrangements or understandings between any nominee and any other person pursuant to which any nominee was selected.

Don A. Buchholz (age 76) 1

Mr. Buchholz is one of our founders. He has served as a director and as Chairman of the Board since August 1991; Chief Executive Officer from December 2001 until August 2002 and from 1984 until July 1994; President from 1984 until August 1991; and Chairman of the Board of Southwest Securities, Inc., our principal subsidiary (“Southwest Securities”), from August 1993 to May 1996. Mr. Buchholz has been associated with Southwest Securities in various executive capacities since its inception in 1972. Mr. Buchholz currently serves on the board of directors of U.S. Home Systems, Inc., a home remodeling and specialty home improvement company. Mr. Buchholz also serves on the board of directors of Mannatech, Incorporated, a global wellness solutions company. He is a past director of the Securities Industry Association (“SIA”), a past Chairman of the Executive Committee of the South Central District of the SIA, a past member of the Boards of Governors of the New York Stock Exchange (the “NYSE”) and the National Association of Securities Dealers, and a past President and director of the Texas Stock and Bond Dealers Association.

Donald W. Hultgren (age 48) 1

Mr. Hultgren was elected director and Chief Executive Officer in August 2002. Prior to his election, he served as Executive Vice President from December 2001 to August 2002. From 1989 to 2000, Mr. Hultgren was employed by Raymond James & Associates, Inc. in various capacities including Managing Director in the Healthcare sector of Corporate Finance and Director of Research. He is a member of the Association of Investment Management and Research and a member of the Advisory Committee for the University of Texas MBA Investment Fund. He serves as chairman of the board for the American Heart Association, Dallas, Texas Division, and is on the association’s Executive Committee. He also serves on the Strategic Advisory Board of the Dallas Society of Financial Analysts.

Brodie L. Cobb (age 44) 3

Mr. Cobb has served as a director since 1999. He is the founder and Managing Director of San Francisco-based Presidio Financial Partners, LLC, a specialty investment bank focusing on mergers and acquisitions, private financings and wealth management, where he has served from 1997 to present. Mr. Cobb’s previous experience includes serving as a Vice President at Montgomery Securities from 1995 to 1997 and as an Associate at Credit Suisse First Boston LLC from 1992 to 1995.

Larry A. Jobe (age 65) 2, 3

Mr. Jobe has served on our Board since July 2005. Mr. Jobe was recommended to the Nominating/Corporate Governance Committee by a non-management director. Mr. Jobe, a certified public accountant, is founder and Chairman of the Board of Legal Network Ltd. and founder and President of P 1 Resources, L.L.C., both Dallas, Texas based companies. Mr. Jobe founded Legal Network, Ltd., a company that provides litigation support, temporary support staff and contract attorneys to law firms and corporate legal departments in 1993. In 1994, he founded P 1 Resources, L.L.C., which provides engineering and light industrial staffing services to the construction industry. Mr. Jobe was affiliated with Grant Thornton LLP from 1973 to 1991, serving as Managing Partner of the Dallas office from 1973 to 1986 and as Regional Managing Partner of the Southwest Region from 1983 to 1991. From 1969 to 1972, Mr. Jobe served as the United States Assistant Secretary of Commerce for Administration. Mr. Jobe currently serves as Chairman of the Board of Directors of Independent Bank of Texas and as a member of the Audit and Nominating/Governance Committees of the Board of Directors of U.S. Home Systems, Inc. He is also Chairman of the Board of Dallas Seminary Foundation and a member of the board of directors of Grace Academy and the University of North Texas Foundation. He also serves as Chairman of the Finance Committee and Past Chairman of the Board of Trustees of the Dallas Theological Seminary.

R. Jan LeCroy (age 74) 2, 4

Mr. LeCroy has served as a director since 1997. He is the past President of the Dallas Citizens Council, a non-profit organization whose members are the chief executive officers of the 250 largest corporations in the Dallas metropolitan area and whose mission is to improve the quality of life and economic viability of the community. Mr. LeCroy has over 20 years experience in various leadership assignments in the community college field, including seven years as Chancellor of the Dallas County Community College District. In 1995, he was appointed by Texas Governor George Bush as one of six commissioners on the Education Commission of the States, which advocates education policy for kindergarten through graduate school for the nation. Mr. LeCroy currently serves on the boards of directors of the 40/86 Series Trust and 40/86 Strategic Income Fund, mutual fund companies.

Frederick R. Meyer (age 77) 2, 3, 4

Mr. Meyer has served as a director since 1991. Since 1985, Mr. Meyer has been Chairman of the Board of Aladdin Industries. He has also served as President and Chief Executive Officer of Aladdin Industries LLC since October 2000. He formerly held the position of President and Chief Executive Officer of Aladdin Industries LLC from 1987 to 1994 and again from 1995 to January 1999. Mr. Meyer was also President and Chief Operating Officer of Tyler Corporation, a diversified manufacturing corporation, from 1983 to 1986. He currently serves on the board of Palm Harbor Homes, Inc., a manufactured home builder, Westwood Holdings Group, Inc., an asset management company, and The Oaks Bank and Trust Company.

Jon L. Mosle, Jr. (age 76) 2, 4

Mr. Mosle has served as a director since 1991. Mr. Mosle was the Director of Private Capital Management for Ameritrust Texas Corporation from 1984 to 1992, when he retired. From 1954 to 1984, he was affiliated with Rotan Mosle, Inc., a regional NYSE member firm, which was acquired by PaineWebber Incorporated in 1983. Mr. Mosle’s experience at Rotan Mosle, Inc. included supervisory responsibility for the over-the-counter trading and municipal departments, as well as participation in corporate finance activities. He served as Branch Manager, Regional Manager, Vice Chairman of the Board and as a member of Rotan Mosle, Inc.’s Operating Committee. He currently serves on the board of Westwood Holdings Group, Inc.

[1]	Executive Committee

[2]	Audit Committee

[3]	Compensation Committee

[4]	Nominating/Corporate Governance Committee

Recommendation of the Board

The Board recommends that you vote “FOR” the election of each of the nominees listed above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not engaged in any transactions with our directors or executive officers, except as follows: On November 7, 2003, FSB Financial, Ltd., an indirect subsidiary of the company, borrowed $5 million, in the form of an unsecured note, from CN 2003 Partners, a partnership. William D. Felder, our President and the President and Chief Executive Officer of Southwest Securities, Inc., had an interest in an entity that is one of the partners in CN 2003 Partners. The note was repaid on June 8, 2005.

During the 2005 fiscal year and as of the present date, Frederick H. Benners, Jr., the brother of William D. Felder, our President and the President and Chief Executive Officer of Southwest Securities, was employed by us as the manager of equity trading and execution operations which includes floor operations on multiple exchanges, OTC agency trading, market making, proprietary trading and portfolio trading. Mr. Benners also served as President and Chief Executive Officer of May Financial Corp., a wholly owned subsidiary of the Company. Mr. Benners was paid an aggregate salary, commission and bonus of $3,490,000 for his services during the 2005 fiscal year primarily composed of performance based commission and bonus. As of September 22, 2005, Mr. Benners owned 8,659 shares of our common stock. We are of the opinion that Mr. Benners’ employment is in the best interest of the Company.

Please refer to the section of this proxy statement titled “Corporate Governance – Director Independence and Related Matters” for information regarding certain relationships between our directors and the company.

STOCK OWNERSHIP OF PRINCIPAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of our common stock as of September 22, 2005, by each person who is known to us to own beneficially more than 5% of our common stock, each of our directors and named executive officers, and all directors and executive officers as a group.

	Shares Beneficially Owned [1,2]
Name	Number	Percent
Advisory Research, Inc. [3] 180 N. Stetson St., Suite 5780, Chicago, IL 60601	1,660,927	9.5%
Brodie L. Cobb [4] 3530 Washington Street, San Francisco, CA 94118	717,366	4.1%
Cobb Partners [5] 1201 Elm Street, Suite 3500, Dallas, TX 75270	708,389	4.1%
Don A. Buchholz [6] 1201 Elm Street, Suite 3500, Dallas, TX 75270	666,701	3.8%
Union Hill Holdings, Ltd. [7] 1201 Elm Street, Suite 3500, Dallas, TX 75270	550,000	3.1%
William D. Felder [8]	155,139	*
Frederick R. Meyer [9]	93,355	*
Richard H. Litton [10]	82,674	*
Kenneth R. Hanks [11]	72,859	*
Richard J. Driscoll [12]	58,007	*
Donald W. Hultgren [13]	52,935	*
Jon L. Mosle, Jr. [9]	29,158	*
R. Jan LeCroy [9]	11,008	*
Larry A. Jobe	2,601	*
All directors and executive officers as a group (17 persons) [14]	2,099,511	11.8%

*	Denotes less than 1% ownership.

[1]

The rules of the SEC provide that, for purposes of this proxy statement, a person is considered the “beneficial owner” of shares with respect to which the person, directly or indirectly, has or shares voting or investment power, irrespective of his economic interest in the shares. Unless otherwise noted, each person identified possesses sole voting and investment power over the shares listed, subject to community property laws.

[2]	Based on 17,489,811 shares outstanding on September 22, 2005. Shares of common stock subject to stock options that are exercisable within 60 days of September 22, 2005 are deemed beneficially owned by the person holding such options and deemed outstanding for purposes of calculating the percentage of ownership of such person, but are not treated as outstanding for purposes of computing the percentage ownership of any other person.

[3]	Based solely on a review of the Schedule 13G filed by Advisory Research, Inc. with the SEC on February 15, 2005. However, Advisory Research, Inc. filed a Schedule 13F with the SEC on August 16, 2005 reflecting investment discretion over 1,105,647 shares.

[4]	Includes 708,389 shares held by Cobb Partners. Also includes 7,162 shares of common stock issuable upon exercise of stock options.

[5]	Cobb Partners is a limited partnership, the partners of which are Brodie L. Cobb and certain members of his family. Brodie L. Cobb is the managing partner of the partnership and has sole voting and investment power with regard to the shares owned by the partnership.

[6]	Includes 550,000 shares owned by Union Hill Holdings, Ltd. Excludes 64,409 shares held by Union Hill Investments, which is a general partnership, the partners of which are Don A. Buchholz, his wife, adult son and adult daughter. Pursuant to the terms of the partnership agreement governing Union Hill Investments, Don A. Buchholz’s adult son has voting power and investment power with regard to the shares owned by the partnership. The partnership agreement also provides that any partner may withdraw from the partnership upon 30 days’ notice and, unless the partnership is liquidated, that partner will receive the value of his or her capital account. Don A. Buchholz and his wife own one-third of Union Hill Investments.

[7]	Union Hill Holdings, Ltd., is a limited partnership, the partners of which are Don A. Buchholz and his wife, his adult son and adult daughter and the Buchholz family trusts. Pursuant to the terms of the partnership agreement governing Union Hill Holdings, Ltd., Union Hill Management Company, LLC is general partner and owns 1% of Union Hill Holdings, Ltd. Don A. Buchholz and his wife own 100% of Union Hill Management Company, LLC and have sole voting and investment power. The partnership agreement further provides that any partner may withdraw from the partnership only upon unanimous agreement of all the partners. Excludes shares directly held by individual partners.

[8]	Includes 49,474 shares of common stock issuable upon exercise of stock options. Excludes 86,000 shares of common stock as to which William D. Felder shares voting and investment power as a co-trustee and as to which Mr. Felder disclaims beneficial ownership.

[9]	Includes 7,162 shares of common stock issuable upon exercise of stock options.

[10]	Includes 37,690 shares of common stock issuable upon exercise of stock options.

[11]	Includes 49,384 shares of common stock issuable upon exercise of stock options.

[12]	Includes 19,864 shares of common stock issuable upon exercise of stock options.

[13]	Includes 27,839 shares of common stock issuable upon exercise of stock options.

[14]	Includes the information in the notes above. In addition, includes 26,049 shares of common stock owned by other executive officers not listed in the above table because such executive officers are not “named” executive officers and 131,659 shares of common stock issuable upon exercise of stock options held by such executive officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and regulations of the SEC require our executive officers and directors and persons who own more than 10% of our common stock to file initial reports of ownership and reports covering any changes in ownership with the SEC and the NYSE. Executive officers, directors and persons owning more than 10% of our common stock are required by SEC regulations to furnish us with all such reports they file.

Based solely on our review of the copies of such reports that we have received and written representations that no other reports were required for such persons, we believe that all filing requirements applicable to our executive officers, directors and persons owning more than 10% of our common stock were complied with, except as follows:

Stacy M. Hodges, Kenneth R. Hanks, Donald W. Hultgren, Laura Leventhal, Richard H. Litton, W. Norman Thompson, Allen R. Tubb and Paul D. Vinton, officers of the Company, each reported acquisitions of phantom stock units under the 1999 Deferred Compensation Plan that occurred on August 23, 2002, August 15, 2003 and August 15, 2004 on their respective Form 4 filings with the SEC on August 19, 2005.

EXECUTIVE COMPENSATION

Annual and Long-Term Compensation

The following table sets forth information concerning compensation paid to our named executive officers during each of the last three fiscal years:

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Fiscal Year ended the last Friday of June	Salary ($)		Bonus ($)[1]		Restricted Stock Awards ($)[2]		Securities Underlying Options (#)	All Other Compensation ($)[3]
Donald W. Hultgren Chief Executive Officer	2005 2004 2003	$ $ $	450,000 450,000 443,400		$225,000 — —	$ $	22,500 44,924 —	— — 25,000	$ $ $	18,800 21,000 23,000

William D. Felder President; President and Chief Executive Officer of Southwest Securities	2005 2004 2003	$ $ $	360,000 360,000 390,000	$ $	286,000 309,600 —	$ $	18,000 24,969 —	— — 14,000	$ $ $	23,400 20,800 20,000

Kenneth R. Hanks Executive Vice President, Chief Financial Officer and Treasurer	2005 2004 2003	$ $ $	360,000 360,000 390,000	$ $	180,000 36,000 —	$ $	18,000 24,969 —	— — 16,000	$ $ $	23,600 19,300 17,900

Richard J. Driscoll Executive Vice President	2005 2004 2003	$ $ $	225,000 225,000 150,800	$ $ $	175,000 175,100 219,500	$ $	11,250 12,485 —	— — 10,000	$ $ $	23,500 24,800 18,900

Richard Litton [4] Executive Vice President	2005 2004 2003	$ $ $	225,000 206,300 200,000	$ $ $	370,600 208,300 437,400		$10,313 — —	— — 8,000	$ $ $	21,400 20,900 18,800

[1]	Prior to the beginning of each fiscal year, the Compensation Committee establishes performance goals for the fiscal year. If awarded, bonuses are paid early in the following year.

[2]	On August 18, 2004, Messrs. Hultgren, Felder, Hanks, Driscoll and Litton were granted restricted stock awards of 1,625 shares, 1,300 shares, 1,300 shares, 812 shares and 745 shares, respectively. These shares vest in 33% annual increments, commencing August 18, 2005. The amounts shown represent the dollar value of our common stock on the date of grant of the restricted stock awards, based on the opening price of our common stock ($13.85) on August 18, 2004. As of June 24, 2005, the aggregate number of shares of restricted stock held by our named executive officers, and the dollar value of such shares based on the closing price of our common stock ($15.85) on June 24, 2005, was as follows: Mr. Hultgren – 3,100 shares ($51,305); Mr. Felder – 2,120 shares ($35,086); Mr. Hanks – 2,120 shares ($35,086); Mr. Driscoll – 1,222 shares ($20,224) and Mr. Litton – 745 shares ($12,330). Dividends, if any, are paid to Messrs. Hultgren, Felder, Hanks, Driscoll and Litton during the restricted period on all restricted shares held by them.

[3]	This amount represents employee and employer matching contributions under our Profit Sharing/401(k) Plan. For fiscal 2005, employer matching contributions were approximately $8,400, $9,400, $9,400, $9,000 and $9,200 for each of Messrs. Hultgren, Felder, Hanks, Driscoll and Litton, respectively.

[4]	In fiscal 2003, Mr. Litton’s bonus was derived as a percentage of revenue he directed to us in that fiscal year.

Stock Options

The following table sets forth information concerning options exercised during fiscal 2005 by each of our named executive officers. The table also includes information regarding unexercised options held by such persons as of June 24, 2005, the last day of the 2005 fiscal year.

Aggregated Option Exercises in the Last Fiscal Year

and Fiscal Year End Option Values

	Option Exercises During Fiscal 2005		Number of Securities Underlying Unexercised Options at June 24, 2005 (#)		Value of Unexercised In-the-Money Options at June 24, 2005 [1] ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Donald W. Hultgren	—	$—	27,839	—	$413,750	$—
William D. Felder	—	$—	49,474	—	$596,131	$—
Kenneth R. Hanks	—	$—	49,384	—	$594,642	$—
Richard J. Driscoll	—	$—	19,864	—	$267,216	$—
Richard H. Litton	—	$—	37,690	—	$435,795	$—

[1]	Based on market price of $16.55, which was the closing price of our common stock on June 24, 2005.

Compensation of Non-Employee Directors

Members of the Board who are non-employee directors, other than the Chairman of the Board, receive an annual retainer of $17,000 paid on a quarterly basis, $1,000 for attendance at each regular quarterly Board meeting and $500 for attendance at each special Board meeting and committee meeting. Committee chairmen receive $750 per committee meeting. The Chairman of the Board receives an annual retainer of $141,000 paid on a biweekly basis and, in fiscal 2005, he received other compensation aggregating approximately $15,000, which included the use of a car and club membership dues. We also reimburse directors for expenses relating to attendance at meetings.

On August 18, 2004, we awarded each of Messrs. Cobb, LeCroy, Meyer and Mosle 722 shares of restricted stock under the SWS Group, Inc. 2003 Restricted Stock Plan (the “Restricted Stock Plan”). The restricted shares vest over a one-year period.

EQUITY COMPENSATION PLAN INFORMATION

Stock Option Plans

We have two stock option plans, the SWS Group, Inc. Stock Option Plan (the “1996 Plan”) and the SWS Group, Inc. 1997 Stock Option Plan (the “1997 Plan”). The 1996 Plan reserves shares of our common stock for issuance to our eligible employees, as well as to non-employee members of the Board of Directors. The 1997 Plan reserves shares of our common stock for eligible employees or potential employees. Officers and directors are not eligible to receive options under the 1997 Plan. Options granted under the 1996 and 1997 Plans have a maximum ten-year term. Generally, options granted under the 1996 Plan have a four-year vesting schedule and options granted under the 1997 Plan have a five-year vesting schedule. However, options granted to non-employee directors under the 1996 Plan are fully vested six months after the date of grant and have a five-year term. On June 7, 2005, the Compensation Committee recommended amending the 1996 and 1997 Plans to allow for accelerated vesting of 100% of all unvested options. The Board approved the recommendation effective June 7, 2005 (on this date there were 588,301 unvested shares with exercise prices ranging from $12.78 to $20.84). We have substantially eliminated the use of options as a compensation tool and currently grant restricted stock to reward our management and employees. The 1996 Plan was approved by our stockholders, while the 1997 Plan was not approved by the stockholders, as it was not required. The Plans authorize the issuance of 4,720,150 shares, and as of June 24, 2005, 2,753,354 are still available.

2005 Deferred Compensation Plan

The 2005 Deferred Compensation Plan (the “2005 Plan”) replaced the 1999 Deferred Compensation Plan (the “1999 Plan”), which was implemented for eligible officers and employees to defer a portion of their bonus compensation and commissions. On November 10, 2004, the shareholders of SWS Group approved the 2005 Plan, the effective date of which was January 1, 2005. No future deferrals may be made pursuant to the 1999 Plan after January 1, 2005; however, any amounts previously deferred will be paid in accordance with the terms of the 1999 Plan. The 2005 Plan was designed to comply with the American Jobs Creation Act of 2004, passed October 11, 2004, while continuing to allow eligible officers and employees to defer a portion of certain compensation. Contributions to the 2005 Plan, and previously the 1999 Plan, consist of employee pre-tax contributions and SWS’ matching contributions, in the form of our common stock, up to a specified limit. The 2005 Plan limits the number of shares that may be issued to 250,000 shares.

The assets of the 2005 Plan include investments in SWS Group, Westwood Holdings Group, Inc. (“Westwood”), and company owned life insurance (“COLI”). As of December 31, 2004, all investments in the 1999 Plan were dissolved, except for the investments in SWS Group and Westwood stock. Proceeds from the liquidation were invested in COLI.

The trustee of the 2005 Plan is Wilmington Trust Company. At June 24, 2005, the number of shares available for future issuance under the plan was 166,604.

Restricted Stock Plan

In November 2003, our stockholders approved the adoption of the Restricted Stock Plan. The Restricted Stock Plan allows for awards of up to 500,000 shares of our common stock to our directors, officers and employees. No more than 200,000 of the authorized shares may be newly issued shares of common stock. The Restricted Stock Plan terminates on August 21, 2013. The vesting period is determined on an individualized basis by the Compensation Committee of the Board of Directors. In general, restricted stock granted to employees under the Restricted Stock Plan is fully vested after three years. In the third quarter of fiscal 2005, the Board of Directors voted to accelerate the vesting schedule of the then outstanding shares of restricted stock issued to SWS’ non-employee directors to the next anniversary of the date of grant. The vesting for future issuances to non-employee directors will be determined when granted, but it is anticipated that such shares will vest on the one year anniversary of the date of grant. At June 24, 2005, the total number of shares outstanding under the Restricted Stock Plan was 89,201 and the total number of securities available for future grants was 396,963.

The following table sets forth certain information concerning all equity compensation plans approved by our stockholders and all equity compensation plans not approved by our stockholders as of June 24, 2005.

Equity Compensation Plan Table

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights		Weighted average exercise price of outstanding options		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by stockholders	1,359,286	[1]	$18.75	[2]	3,152,743	[3]
Equity compensation plans not approved by stockholders	73,128	[4]	$17.50		164,178	[4]

	1,432,414		$18.68		3,316,921

[1]	Amount represents 1,275,890 shares issuable upon the exercise of options granted under the 1996 Plan and 83,396 stock units credited to participants’ accounts under the 2005 Plan (see descriptions above). The stock units credited to the participants’ accounts under the 2005 Plan are not included in the weighted average exercise price calculation.

[2]	Calculation of weighted-average exercise price does not include stock units credited to participants’ accounts under the 2005 Plan.

[3]	Amount represents 2,589,176 shares issuable upon the exercise of options available for future issuance under the 1996 Plan, 166,604 shares available for future issuance under the 2005 Plan and 396,963 shares available for future issuance under the Restricted Stock Plan.

[4]	Amounts represent share information with respect to the 1997 Plan.

CORPORATE GOVERNANCE

General

The Board has long been committed to sound and effective corporate governance practices. We manage our business under the direction of our Board of Directors. The Board meets at least quarterly during the year to review significant developments and to act on matters requiring Board approval. The Board held four regularly scheduled meetings and two special meetings during fiscal 2005. Each director, during the period each such director served, attended at least 75% of the aggregate of the Board and committee meetings in fiscal 2005, with the exception of Brodie L. Cobb, who attended 70%.

The Board has a longstanding practice of separating the offices of Chairman and Chief Executive Officer to ensure the Chairman is fully independent of management, although the offices were again united during a brief period in 2002 while we reorganized our executive structure. We also formed a Nominating/Corporate Governance Committee in fiscal 2002 to consider and recommend candidates for Board vacancies, actively recruit qualified candidates, review and make recommendations regarding committee assignments and committee structure, and assist the Board in developing and implementing corporate governance practices and policies.

In fiscal 2003, the Board adopted a comprehensive set of Corporate Governance Guidelines which address a number of important governance issues, including director independence, as well as matters such as criteria for Board membership, expectations regarding attendance and participation at meetings, committee responsibilities, management succession planning, and annual Board self-evaluation. We have published these guidelines on the Corporate Governance page of our website, which can be accessed at www.swsgroupinc.com. In addition, a copy of our guidelines may be obtained free of charge, upon written request to our Corporate Secretary at SWS Group, Inc., 1201 Elm Street, Suite 3500, Dallas, Texas 75270.

Although we have had informal procedures in place for a long time, in fiscal 2003, the Board adopted a formal set of disclosure controls and procedures and established a disclosure committee of executive management and other key employees. The disclosure controls and procedures create a framework by which we can be assured that all information required to be disclosed in our public filings with the SEC is disclosed in a timely and accurate manner.

Director Independence and Related Matters

The Board is comprised of a majority of directors who qualify as “independent,” as defined in the NYSE’s listing standards. In determining independence, the Board affirmatively determines on an annual basis whether any director has a “material relationship” with the company that would impair the director’s independence from management. When assessing the “materiality” of a director’s relationship with the company, the Board considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation. In connection with this year’s assessment of director independence, the Board discussed and considered the following relationships:

•	On September 24, 2003, R. Jan LeCroy received a home equity loan in the principal amount of $100,000 from Southwest Securities Bank (the “Bank”), a wholly owned subsidiary of the company. On July 12, 2005, this loan was refinanced, resulting in a principal amount of $41,273. The loan bears interest at the rate of 6% and matures on July 1, 2035. Because the loan (i) was made in the ordinary course of business, (ii) was made on terms that are no more favorable than those offered by the Bank to the general public for such extensions of credit, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features, the Board has determined that Mr. LeCroy’s relationship with the Bank is not material, and therefore, does not impair his independence.

•	On July 3, 2003, an individual received a loan in the principal amount of $90,733 from the Bank, with which the individual purchased an equity interest in Presidio Financial Partners, LLC. Brodie L. Cobb is the founder and Managing Director of Presidio Financial Partners, LLC. The loan, which bore interest at the rate of 5.50% and matured on February 28, 2005, was guaranteed by Presidio Financial Partners, LLC. This loan was paid in full in February 2005. The loan (i) was made in the ordinary course of business, (ii) was made on terms that are no more favorable than those offered by the Bank to the general public for such extensions of credit, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features, the Board had determined that Presidio Financial Partners, LLC’s relationship with the Bank is not material, and therefore, did not impair Mr. Cobb’s independence.

The Board has affirmatively determined that the following members of the Board of Directors are “independent,” as defined in the NYSE’s listing standards and the rules of the SEC, and that no material relationship exists between the Company and each listed director outside their service as a member of the Board of Directors: Brodie L. Cobb, Larry A. Jobe, R. Jan LeCroy, Frederick R. Meyer and Jon L. Mosle, Jr.

The non-management directors of the Board meet in executive session during each of the Board’s regularly scheduled meetings without any management directors and any other members of management who may otherwise be present at the Board meeting. One director presides at our regularly scheduled executive sessions of our non-management directors. Our non-management directors rotate the presiding position among the chairs of our Compensation, Audit and Nominating/Corporate Governance Committees.

Committees of the Board of Directors

Management has closely reviewed internally and with the Board the provisions of the Sarbanes-Oxley Act of 2002, the related rules of the SEC and the new listing standards of the NYSE regarding corporate governance policies and procedures. One result of this process has been that the Board has re-examined the formal charter setting forth the powers and responsibilities of the Audit Committee, and, in fiscal 2003, revised the charter to comply with the new rules. Further, in compliance with the new rules, the Board has also implemented formal charters setting forth the powers and responsibilities of each of the Compensation and Nominating/Corporate Governance Committees. All three charters may be accessed on the Corporate Governance page of our website at www.swsgroupinc.com. In addition, a copy of each charter may be obtained free of charge, upon written request to our Corporate Secretary at SWS Group, Inc., 1201 Elm Street, Suite 3500, Dallas, Texas 75270.

Executive Committee. The Executive Committee has the authority, between meetings of the Board, to take all actions with respect to the management of our business that require action by the Board, except with respect to certain specified matters that by law must be approved by the entire Board. The Executive Committee, comprised of Messrs. Buchholz and Hultgren, did not meet in fiscal 2005.

Compensation Committee. The Compensation Committee is comprised of three non-employee directors, each of whom is “independent,” as independence is defined for compensation committee members in the NYSE’s listing standards. The Compensation Committee determines the salaries of our executive officers, assists in determining the salaries of other personnel, oversees the grant of awards under our stock option and other equity incentive plans and performs other similar functions. The Compensation Committee held four meetings during fiscal 2005 and for fiscal 2006 is comprised of Messrs. Meyer (chairman), Cobb and Jobe. Each fiscal 2005 committee member attended at least three committee meetings during fiscal 2005.

Audit Committee. The Audit Committee is comprised of four non-employee directors, each of whom is “independent,” as independence is defined for audit committee members in the NYSE’s listing standards. The Audit Committee assists the Board in monitoring the integrity of our financial statements, our independent accountant’s qualifications and independence, the performance of our internal audit function and independent accountant, and our compliance with legal and regulatory requirements. The Audit Committee held eight meetings during fiscal 2005 and for fiscal 2006 is comprised of Messrs. Mosle (chairman), Jobe, LeCroy and Meyer. In fiscal 2005, all committee members were present at each committee meeting. Our Board of Directors has determined that Jon L. Mosle, Jr. is an “audit committee financial expert,” as defined by the SEC.

Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee is comprised of three non-employee directors, each of whom is “independent,” as independence is defined for nominating/corporate governance committee members in the NYSE’s listing standards. The Nominating/Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board, recommending to the Board qualified director nominees to be proposed for election at the annual meeting of stockholders, recommending to the Board directors to be appointed to the various committees of the Board, and developing and recommending to the Board effective corporate governance practices and policies. The Nominating/Corporate Governance Committee held seven meetings during fiscal 2005 and for fiscal 2006 is comprised of Messrs. Meyer (chairman), LeCroy and Mosle. All committee members were present at each committee meeting.

The Nominating/Corporate Governance Committee reviews the composition of the Board and whether the addition of directors with particular experiences, skills, or characteristics would make the Board more effective. When a need arises to fill a vacancy or it is determined that a director possessing particular experiences, skills, or characteristics would make the Board more effective, the Nominating/Corporate Governance Committee initiates a search. As a part of the search process, the committee may consult with other directors and members of management, and may hire a search firm to assist in identifying and evaluating potential candidates. The Nominating/Corporate Governance Committee seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. When considering a candidate, the Nominating/Corporate Governance Committee reviews the candidate’s experiences, skills, and characteristics. Specifically, candidates should have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated.

The Nominating/Corporate Governance Committee considers nominees recommended by our stockholders. Stockholders wishing to submit such a recommendation should send the nominee’s name, business and management experience, and all other relevant information regarding the nominee to the Nominating/Corporate Governance Committee, c/o SWS Group, Inc., Attn: General Counsel, 1201 Elm Street, Suite 3500, Dallas, Texas 75270.

Board Attendance at Annual Meetings

Although we do not have a formal policy that requires Board members to attend the annual meeting of stockholders, all of our directors attended last year’s annual meeting.

Communications with the Board

Stockholders and interested parties may communicate directly with the Board of Directors, including non-management members of the Board of Directors. All communications to the Board should be directed to our Corporate Secretary and should prominently indicate on the outside of the envelope that the communication is intended for a specific member of the Board of Directors or the non-management members of the Board as a group. Each communication intended for the Board and received by the Corporate Secretary will be promptly forwarded to the specified party following its clearance through normal security procedures. The communications will be opened for the purpose of ensuring that matters are handled timely and expeditiously. The address for communications with the Board of Directors is as follows: Corporate Secretary, SWS Group, Inc., P.O. Box 130656, Dallas, Texas 75313-0656.

Code of Business Conduct and Ethics

We have adopted a corporate Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of our directors and employees. The Code of Ethics is intended to promote:

•	honest and ethical conduct;

•	avoidance of conflicts of interest;

•	full, fair, accurate, timely, and understandable disclosure in the reports and documents that we file with, or submit to, the SEC, and in all other public communications made by us;

•	compliance with all governmental laws, rules, and regulations;

•	prompt internal reporting of violations of the Code of Ethics; and

•	accountability for adherence to the Code of Ethics.

The Code of Ethics is a product of our commitment to honesty. You may access the Code of Ethics on the Corporate Governance page of our website at www.swsgroupinc.com. In addition, a copy of the Code of Ethics may be obtained free of charge, upon written request to our Corporate Secretary at SWS Group, Inc., 1201 Elm Street, Suite 3500, Dallas, Texas 75270. Any amendments to the Code of Ethics and any waivers that are required to be disclosed by the rules of the SEC and the NYSE will be posted on our corporate website.

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board determines our executive compensation. The Compensation Committee is comprised of three non-employee directors, each of whom is “independent,” as independence is defined for compensation committee members in the NYSE’s listing standards. Frederick R. Meyer serves as Chairman of the Compensation Committee. The Compensation Committee establishes our general compensation philosophy as well as our specific compensation program on behalf of the Board and determines the compensation of our Chief Executive Officer and other executive officers. Decisions by the Compensation Committee are reviewed and approved by the Board.

The following report is submitted by Messrs. Meyer, Cobb and Jobe in their capacity as members of the fiscal 2006 Compensation Committee and addresses our compensation policies for fiscal 2005 and 2006 in general and as they affected executive officers, including our named executive officers. Our officers are collectively referred to in this report as “executive officers.”

Compensation Philosophy

Our general compensation philosophy, as well as our specific compensation program, is intended to support and reinforce growth in stockholder value. Our executive officer compensation program is designed to reward the individuals based on consideration of a combination of company, business unit and individual results. Specifically, the Compensation Committee seeks to achieve the following objectives:

•	to attract, motivate and retain highly qualified executive officers through a competitive total compensation program;

•	to encourage executive officers to purchase and hold significant amounts of our stock; and

•	to ensure that a substantial portion of executive officer compensation is tied to the achievement of financial and strategic objectives and to the financial results of individual business units.

Salaries. The first component of our executive officer compensation program is cash compensation in the form of base salaries. Base salaries are set to be competitive within the securities industry and our geographic location. The base salary amounts are reviewed annually and are adjusted in light of the individual executive’s performance and economic conditions.

Bonuses. The second component of our executive officer compensation program consists of cash bonuses based on our fiscal year operating results and the individual executive officer’s contribution for the year. Our incentive compensation program provides for a bonus pool, determined annually, based on our return on equity. Allocation of the bonus pool to individual executive officers is determined using objective measures of business unit performance as well as subjective measures of the executive officer’s contribution to our financial and strategic objectives. If awarded, bonuses are paid early in the following fiscal year. The Compensation Committee believes that basing a portion of an executive officer’s compensation on performance motivates the executive to perform at the highest possible level.

•	2005 Deferred Compensation Plan. Working in tandem with our annual bonus program is our 2005 Deferred Compensation Plan (the “2005 Plan”), which was approved in November 2004 and became effective January 1, 2005. The 2005 Plan replaces our deferred compensation plan we previously adopted in 1999 (the “1999 Plan”). We established these deferred compensation plans to increase retention of executive officers and senior management as well as to increase stock ownership among participants in the plan. Under its terms, the 2005 Plan allows participants to defer a certain portion of each bonus and to invest such amounts in various investment alternatives, including our common stock. We match a percentage of the deferrals made by certain participants through matching contributions, in the form of SWS common stock, that vest ratably over four years. The Compensation Committee believes that programs such as the 2005 Plan will further align the executive officers’ long-term financial and strategic interests with those of our stockholders.

Long-Term Incentive Compensation. The third component of our executive officer compensation program is long-term incentive compensation. Long-term incentive compensation is comprised of the following components:

•	Profit Sharing/401(k) Plan. We have a defined contribution Profit Sharing/401(k) Plan to provide certain retirement benefits. This plan covers substantially all of our employees. Amounts contributed to employees are based on gross compensation, subject to IRS limitations. The profit sharing contributions are dependent on our profits, and vest over six years. We also provide 401(k) matching contributions of up to 4% of eligible compensation, which vest immediately.

•	Restricted Stock Plan. In November 2003, our stockholders approved the adoption of the SWS Group, Inc. 2003 Restricted Stock Plan (the “Restricted Stock Plan”). All of our directors and employees are eligible to participate in our Restricted Stock Plan. The Compensation Committee has authority to determine any vesting schedule, rights of repurchase, and other terms, conditions and restrictions on the common stock awarded under the Restricted Stock Plan, as set forth in the applicable award agreement entered into with each participant. Such terms may include, but are not limited to, acceleration of vesting or termination of rights to repurchase shares upon events such as death or disability of a participant or termination of a participant’s employment or term of Board service. A participant to whom an award is made will generally have all the rights of a stockholder with respect to such shares, including the right to vote and to receive dividends, except as set forth in the applicable award agreement. Prior to the beginning of each fiscal year, the Compensation Committee establishes performance goals for the fiscal year, which must be satisfied before any awards may be granted under the Restricted Stock Plan. Notwithstanding the non-satisfaction of such performance goals, the Board may, in its discretion, make awards of restricted stock under the Restricted Stock Plan.

•	Stock Option Plans. In general, our stock option grants have a ten-year term and have an exercise price equal to the fair market value per share of common stock on the day prior to the date of the grant. Stock options generally vest ratably over four years. The number of option shares granted to the executive officers has traditionally been based on each executive officer’s total cash compensation for the preceding year as well as the individual’s contribution to our financial performance and strategic initiatives. Executive officers are eligible to participate in our stock option plans and the Compensation Committee may grant stock options to the executive officers at its discretion. However, with the adoption of the Restricted Stock Plan in November 2003, the Compensation Committee seeks to incentivize the executive officers primarily through restricted stock awards as opposed to stock option grants.

The Compensation Committee believes that the components of our long-term incentive compensation provide an incentive to achieve our long-term strategic goals by aligning the financial interests of the executive officers with those of our stockholders.

Compensation Committee Interlocks and Insider Participation

During fiscal 2005, none of our executive officers served as a member of the compensation or similar committee or as a member of the board of directors of any other entity of which an executive officer served on our Compensation Committee or our Board of Directors. Please refer to the section of the proxy statement titled “Corporate Governance – Director Independence and Related Matters” for information regarding certain relationships between members of our Compensation Committee and the company.

Chief Executive Officer’s Compensation

In keeping with the general compensation philosophy outlined above, our Chief Executive Officer’s base salary was established to place emphasis on incentive compensation while remaining competitive with others in our industry. The Compensation Committee reviewed measures of individual performance to determine the bonus portion of his annual compensation. Our Chief Executive Officer is subject to the same profit sharing plan as the other executive officers and employees. In determining Mr. Hultgren’s compensation, the Compensation Committee considered Mr. Hultgren’s performance, his compensation history and other subjective factors in light of our financial results over the last completed fiscal year. The Compensation Committee believes that the total compensation package is commensurate with the compensation paid to the chief executive officers of corporations in similar lines of business after adjustment to compensate for differences in the size, business mix and geographic area of the companies reviewed.

Internal Revenue Code Section 162(m) Compliance

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits our ability to deduct the cost of certain annual compensation in excess of $1,000,000 paid to individuals required to be named in the summary compensation table in proxy statements of public companies. This limitation did not result in the loss of any significant portion of the potential tax deduction to us for fiscal 2005. However, the Compensation Committee believes it is important to balance the effectiveness of executive compensation plans with the materiality of potentially reduced tax deductions. Accordingly, the Compensation Committee may authorize payments that may not be fully deductible if the Compensation Committee believes it is in our best interest to do so.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Frederick R. Meyer, Chairman
Brodie L. Cobb
Larry A. Jobe

AUDIT COMMITTEE REPORT

Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee submits the following report:

Our Audit Committee is responsible for providing independent, objective oversight of the company’s accounting functions and internal controls. The Audit Committee is composed of four non-employee directors, each of whom is “independent,” as independence is defined for audit committee members in the NYSE’s listing standards. The Audit Committee acts under a written charter adopted and approved by the Board.

Management is responsible for the company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon.

The responsibilities of the Audit Committee include appointing an independent registered public accounting firm to be engaged as our independent accountants. Additionally, and as appropriate, consulting with our management, our internal audit personnel and the independent accountants, the Audit Committee reviews, evaluates and discusses the following:

•	the plan for, and the independent accountants’ report on, each audit of our financial statements;

•	regulatory matters that may have a material impact on our financial statements and our compliance policies; and

•	the appropriateness of our accounting policies, changes in accounting principles and their impact on our financial statements.

Financial Expert

Our Board of Directors has determined that Jon L. Mosle, Jr. is an “audit committee financial expert,” as defined by the SEC.

Review of 2005 Financial Statements

The Audit Committee met with management and the independent accountants to review and discuss the June 24, 2005 consolidated financial statements. Management and the Audit Committee concluded that certain of the Company’s previously issued financial statements would be restated due to an accounting error in the valuation of the embedded equity derivative in the Derivative Adjustable Ratio SecuritiesSM (DARTSSM) transaction.

The Audit Committee also reviewed and discussed with management, the internal auditors and the independent accountants, the reports required by Section 404 of the Sarbanes-Oxley Act of 2002, namely management’s annual report on the Company’s internal control over financial reporting and the independent accountant’s attestation report. Management also reviewed the impact of the accounting error and subsequent restatement on management’s assessment as to the effectiveness of internal control over financial reporting as of the fiscal year-end dated June 24, 2005 with the audit committee and the independent accountants. It was concluded that this transaction did not exist at June 24, 2005 as a result of the DARTSSM maturity on June 30, 2004; therefore, no controls over valuation of the embedded derivatives were required at June 24, 2005 since we had no such transaction in place at June 24, 2005 and we have no expectation of entering into derivative transactions in the future. Consequently, management concluded and the independent accountants agreed that no material weakness existed in internal control over financial reporting at June 24, 2005.

The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended by Statement of Auditing Standards No. 89, “Audit Adjustments,” and No. 90, “Audit Committee Communications.” The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board No. 1, “Independence Discussions with Audit Committees,” and discussed with the independent accountants their firm’s independence.

Based on the Audit Committee’s review and discussions described above, the Audit Committee recommended, and the Board approved, the inclusion of the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended June 24, 2005, filed with the SEC.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees for professional audit services performed by PricewaterhouseCoopers LLP for the audit of our annual consolidated financial statements for the years ended June 24, 2005 and June 25, 2004 and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	Fiscal Year Ended June 24, 2005	Fiscal Year Ended June 25, 2004
Audit Fees[1]	$1,186,660	$471,600
Audit-Related Fees[2]	$33,803	$80,236
Tax Fees[3]	$61,250	$46,590
All Other Fees[4]	$1,599	$1,516

[1]	Includes annual audit of consolidated financial statements, review of consolidated financial statements included in our Forms 10-Q, annual regulatory audits for our broker/dealer and banking subsidiaries, and Sarbanes-Oxley Section 404 internal control testing.

[2]	The fiscal year ended June 24, 2005 amount includes fees for the audit of our 401(k) plan and for the review of Form S-8 for the Deferred Compensation Plan. The fiscal year ended June 25, 2004 amount includes fees for the audit of our 401(k) plan, review of Form S-8 for the Restricted Stock Plan and Forms 8-K, FDIC internal control review and Sarbanes-Oxley Section 404 readiness assistance.

[3]	Includes fees for tax compliance, tax planning, and tax advice.

[4]	Includes fees for accounting research software.

Pre-Approval of Independent Accountants Services

Pursuant to the Audit Committee’s charter, the Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the company by its independent accountants, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are approved by the Audit Committee prior to the completion of the audit.

The Audit Committee may delegate authority to grant pre-approvals of audit and permitted non-audit services to a subcommittee, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting.

All services provided by and all fees paid to PricewaterhouseCoopers LLP in fiscal 2005 were pre-approved by the Audit Committee in accordance with the Audit Committee’s pre-approval policy. None of the services provided in fiscal 2005 were approved pursuant to the de minimus exception provided in Section 10A(i)(1)(B) of the Exchange Act.

Consideration of Non-Audit Services Provided by the Independent Accountants

The Audit Committee has considered whether the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining the accountants’ independence.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Jon L. Mosle, Jr., Chairman
Larry A. Jobe
R. Jan LeCroy
Frederick R. Meyer

PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on our common stock for the 60-month period from June 2000 through June 2005, with the cumulative total return of the Dow Jones Wilshire 5000 Index and the Nasdaq Financial Index over the same period. The graph depicts the results of investing $100 in our common stock, the Dow Jones Wilshire 5000 Index and the Nasdaq Financial Index in June 2000, including reinvestment of dividends.

	Cumulative Total Return
	6/01	6/02	6/03	6/04	6/05
SWS Group, Inc.	62.1	66.0	87.2	67.4	77.4
Dow Jones Wilshire 5000	84.7	70.6	71.5	86.6	93.9
Nasdaq Financial Index	121.4	132.3	137.5	165.7	182.8

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Representatives of PricewaterhouseCoopers LLP, our independent registered public accounting firm, are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS

If you would like to submit a proposal for inclusion in the proxy materials to be distributed in connection with our 2006 annual meeting, such proposal must be received by the Company no later than June 14, 2006. To be eligible for inclusion in our 2006 proxy materials, proposals must conform to the requirements set forth in Regulation 14A under the Exchange Act. If you intend to submit a proposal from the floor during next year’s annual meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, you must provide us with written notice no later than August 28, 2006. If you fail to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2006 annual meeting.

OTHER MATTERS

At the date of this proxy statement, we know of no other matters, other than those described above, that will be presented for consideration at the annual meeting. If any other business should come before the meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of SWS Group, Inc. and our stockholders.

You may obtain a copy of our 2005 Annual Report on Form 10-K, including financial statements and schedules required to be filed with the SEC, without charge, by submitting a written request to:

James R. Bowman, Vice President

SWS Group, Inc.

1201 Elm Street, Suite 3500

Dallas, Texas 75270

214-859-1800

If you would like to receive a copy of the Form 10-K prior to the annual meeting, we should receive your request no later than five business days prior to the annual meeting. Our Annual Report on Form 10-K is also available, free of charge, on the SEC’s website at www.sec.gov.

You are urged to sign and return your proxy promptly in the enclosed envelope to make certain your shares will be represented at the annual meeting.

By Order of the Board of Directors,

/s/ ALLEN R. TUBB
Allen R. Tubb
Vice President, General Counsel and Secretary

October 12, 2005

SWS Group, Inc.

ANNUAL MEETING

November 29, 2005

PROXY

The undersigned hereby (i) acknowledges receipt of the Notice of Annual Meeting of Stockholders dated October 12, 2005 of SWS Group, Inc. (the “Company”) to be held in the Century Ballroom at the Adolphus Hotel, 1321 Commerce Street, Dallas, Texas 75202 at noon, local time, on Tuesday, November 29, 2005; and (ii) appoints Don A. Buchholz and Donald W. Hultgren, with full power of substitution, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of common stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at the meeting and at any adjournment thereof, and the undersigned directs that the shares represented by this Proxy be voted as shown on the reverse side of this card.

Dated: , 2005

(Sign Here)

(Print Name and Title, if applicable)

Please date this Proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, this Proxy should be signed by a duly authorized officer. If executed by a partnership, this Proxy should be signed by a duly authorized person. Please date, sign and mail this Proxy in the enclosed envelope. No postage is required.

ANNUAL MEETING

November 29, 2005

SWS Group, Inc.

Continued from other side

The shares represented by this Proxy, when properly executed, will be voted in the manner described herein by the above executing stockholder.

PROXY

1. The election of the following persons to serve on the Board of Directors:

Don A. Buchholz [ ] FOR [ ] WITHHOLD AUTHORITY

Donald W. Hultgren [ ] FOR [ ] WITHHOLD AUTHORITY

Brodie L. Cobb [ ] FOR [ ] WITHHOLD AUTHORITY

Larry A. Jobe [ ] FOR [ ] WITHHOLD AUTHORITY

R. Jan LeCroy [ ] FOR [ ] WITHHOLD AUTHORITY

Frederick R. Meyer [ ] FOR [ ] WITHHOLD AUTHORITY

Jon L. Mosle, Jr. [ ] FOR [ ] WITHHOLD AUTHORITY

2. In the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE,

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

The above signed stockholder hereby revokes any proxy or proxies heretofore given to vote or act with respect to such common stock and hereby ratifies and confirms all that the proxies appointed herein, their substitutes, or any of them, may lawfully do by virtue hereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

[ ] I PLAN TO ATTEND THE ANNUAL MEETING AND LUNCHEON